EXHIBIT 2.2



Reference is hereby made to the Agreement and Plan of Merger, dated as of December 18, 1996 (the "Agreement"), by and among LogiMetrics, Inc. ("LogiMetrics"), mm-Tech Acquisition Sub ("Merger Sub"), mmTech, Inc. ("mmTech") and Charles S. Brand ("Brand"). Each of LogiMetrics, Merger Sub, mmTech and Brand hereby agrees that Section 10.01 of the Agreement is hereby amended by deleting the words, "March 31, 1997" and replacing them with the words, "April 30, 1997". Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by the undersigned, thereunto duly authorized, as of the 31st day of March, 1997.


LOGIMETRICS, INC.                           MM-TECH, INC.



         /s/ Norman M. Phipps                            /s/ Charles S. Brand
         ______________________                          _______________________
By:      Norman M. Phipps                       By:      Charles S. Brand
Title:   Acting President                       Title:   President


MM-TECH ACQUISITION CORP.                            /s/ Charles S. Brand
                                                         _______________________
                                                         Charles S. Brand


         /s/ Norman M. Phipps
         _____________________
By:      Norman M. Phipps
Title:   President